

The OurPet's Co.®

Unleashing great ideas in pet care.™

OurPet's Company is a leading proprietary pet supply company that designs, produces and markets a broad line of innovative, high-quality accessory and consumable pet products in the U.S. and overseas.

2014 Second Quarter Financial Highlights

- Net revenue up 13% to $5,360,210
- Gross profit margin of 28.3%
- Net income up 11% to $147,755
- Earnings per share of $0.01

Market Trends

U.S. Pet Industry

- 3rd largest consumer market ($60 billion in 2013)
- Forecasted annual compounded growth rate (CAGR) of 4%-5% through 2017
- 82.5 million or 68% of households own a pet
- Of the 82.5 million households, 47% own at least one dog and 37% own at least one cat
- Average annual spending on non-food pet products
- $1,135 for dogs
- $935 for cats
- Industry is generally recession resistant

Pet Accessories and Treats Categories

- 19% of U.S. pet industry annual sales
- Category sales expected to be $12.5 billion in 2014
- Forecasted CAGR of 8%-10% through 2017
- Pets are living longer: 40% are "seniors"

Key Markets

- Pet Specialty
- Food, Drug & Mass
- Other retail and e-commerce

Dual Brand Strategy

OurPets — We get the love™

PET ZONE — We get the joy™

- OurPets products sold exclusively through the Pet Specialty channel
- OurPets satisfies demands of the Pet Specialty consumer
  - Wide variety of premium, innovative, quality toys and accessories
  - Specially-designed to awaken a pets' natural instincts
  - Available exclusively at pet specialty retailers
  - Dedicated trade and consumer support
- Pet Zone is sold through the Food/Drug/Mass Merchandise channel
- Pet Zone satisfies the demands of the Multi-Outlet consumer
  - Pet Specialty quality products at affordable prices
  - Unique point of difference
  - Value-added features that go beyond fun and functionality
  - Dedicated trade and consumer support
- No other brand offers easier access to high quality products that go beyond fun, functionality and price than Pet Zone
- When tested by consumers, Pet Zone's brand awareness scored highest among competitors

Strategic Product Categories:

Feline Waste Management Solutions	Interactive cat & dog toys, health & beauty products	Healthy feeding systems



Proprietary Products

OurPet's Company has been granted or assigned 80 United States and international patents for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats plus 64 United States and international patents pending for cat and dog toys, dog feeders and natural and nutritional pet supplements and treats.

Market	OTCQB
Ticker symbol	OPCO
At June 30, 2014:	
Share price	$0.94
P/E Ratio*	18.8
Market capitalization	$17.1
Price/Book	2.5x
Price/Sales*	0.8x

Dollars in millions, except share price.

Annual Net Revenue


$millions
25
20
15
10
5
0
CAGR 9%
$14.3
$17.1
$19.7
$20.2
$21.6
$22.3
2009
2010
2011
2012
2013
2014*

Annual Net Income


$millions
$2
$1
$0
CAGR 5%
$0.8
$1.0
$0.1
$0.2
$1.1
$1.0
2009
2010
2011
2012
2013
2014*

*Last 12 months

OURPET'S COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	For the Three Months Ended June 30,			For the Six Months Ended June 30,		
	2014	2013	% Change	2014	2013	% Change
Net revenue	$ 5,360,210	$ 4,748,503	13	$ 10,574,681	9,789,147	8
Gross profit	1,518,445	1,408,190	8	3,072,347	2,864,565	7
Income from operations	192,758	259,857	(26)	433,696	564,059	(23)
Income before income taxes	223,463	212,765	5	438,992	517,506	(15)
Income tax (expense)	(75,708)	(80,000)	(5)	(156,808)	(161,139)	(3)
Net income	147,755	$ 132,765	11	282,184	356,367	(21)
Basic and Diluted Earnings Per Common Share After Dividend Requirements For Preferred Stock:						
Net Income	$ 0.01	$ 0.01		$ 0.01	0.02	
Weighted average number of common shares outstanding used to calculate basic earnings per share	16,897,781	15,936,863		16,798,259	15,909,276	
Weighted average number of common and equivalent shares outstanding used to calculate diluted earnings per share	18,205,549	16,800,244		18,244,626	16,617,410	

Business Model

Strong R&D and Patents

- Products are brought to market after careful investment in both behavioral research and technology research
- Focus on products with proven efficacy
- Aversion to developing commodity products
- Formidable patent fencing process to secure inimitability versus the competition

Positioning with Leading Retailers

- Strong sell-through history with retailers such as Wal-Mart, PetSmart, and Petco
- Private label business helps maintain shelf space within pet specialty retailers
- #1 ranking within product category position at Amazon
- Broad retail presence across pet specialty and food, drug & mass retailers, as well within e-commerce

Specific Pet Industry Trends

- Consolidation of vendors within leading retailers
- Growth in Toys & Accessories continue
- The feline Waste & Odor control market represents a particularly attractive, growing segment

Sales Channels/ Customer examples

Pet Specialty

- Petco
- Petsmart
- Petsupermarket
- Pet Supplies Plus
- petvalu

Food, Drug & Mass

Grocery

- Kroger
- Publix

Mass

- Meijer
- Kmart
- Walmart

E-commerce

- Amazon.com
- Doctors Foster and Smith
- Petsmart.com
- Wag
- Walmart.com

"The Company's dual-brand strategy is being well-accepted by customers and is a sound pathway to long-term growth. Our 2014 second quarter and year-to-date sales growth rates substantially exceeded recent independent industry trend projections for in-store and online purchases. We are moving forward as aggressively as possible with implementation of our strategy while also carefully managing inventory and other related matters. The re-launch of feline waste management and odor control products through our PetZone brand has resulted in favorable online customer satisfaction ratings and increased interest from national customers, particularly for the SmartScoop and EZ-Scoop products. Other recent product introductions, such as the line of Corknip products, are expected to strengthen our sales in multiple channels. Positive contributions from these initiatives are expected to be realized during the second half of 2014 and into 2015."

Dr. Steven Tsengas, *Chairman and CEO*

OurPet's — We get the love.™
PET ZONE — We get the joy.™

The OurPet's Co.
Unleashing great ideas in pet care.™

1300 East Street, Fairport Harbor, Ohio 44077
1.800.565.2695 • 440.354.6500 • Fax: 440.354.9129 • www.ourpets.com
Public Company Symbol: OTCQB: OPCO • Member of APPA • NASC • RILA